Exhibit 4.14

NEW DEBT NOTICE AND JOINDER AGREEMENT

Dated as of December 22, 2009

Reference is hereby made to the Intercreditor Agreement dated as of February 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to such terms in the Intercreditor Agreement) among Primus Telecommunications Holding, Inc., a Delaware corporation (the “Company”), the other Grantors party thereto, The Bank of New York Mellon (as successor to Lehman Commercial Paper Inc., in its capacity as administrative agent for the First Lien Obligations), as First Lien Collateral Agent, and U.S. Bank National Association, as Second Lien Collateral Agent.

Pursuant to Section 5.5 of the Intercreditor Agreement, the Second Lien Collateral Agent is hereby notified that (i) this New Debt Notice and Joinder Agreement (this “Agreement”), constitutes a New Debt Notice for purposes of Section 5.5 of the Intercreditor Agreement, (ii) the First Lien Documents have been Refinanced by the Senior Secured Notes Documents (as defined below), which Refinancing is permitted by the Second Lien Loan Documents and the Intercreditor Agreement, (iii) the Company has entered into New First Lien Loan Documents including that certain Indenture, dated as of December 22, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Secured Notes Indenture”), by and among the Company, Primus Telecommunications Canada Inc., The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee (together with its successors in such capacity, the “U.S. Collateral Trustee”) and Computershare Trust Company of Canada, as Canadian Collateral Trustee, and the 13% Senior Secured Notes due 2016 (the “Senior Secured Notes”) of the Company issued under the Indenture, that certain Collateral Agreement, dated as of December 22, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Secured Notes Collateral Agreement”, and, together with the Senior Secured Notes Indenture, the Senior Secured Notes and each of the other agreements, documents and instruments executed or delivered at any time by any Grantor in connection with the Senior Secured Notes, the “Senior Secured Notes Documents”), (iv) the U.S. Collateral Trustee is the New Agent for purposes of the Intercreditor Agreement and (v) in accordance with Section 5.5 of the Intercreditor Agreement, from and after the date hereof, the obligations under the Senior Secured Notes Documents shall be treated as First Lien Obligations for all purposes of the Intercreditor Agreement and the U.S. Collateral Trustee shall be the First Lien Collateral Agent for all purposes of the Intercreditor Agreement.

The U.S. Collateral Trustee hereby:

(i) represents that the holders of the obligation under the Senior Secured Notes Documents (the “New First Lien Claimholders”) have authorized it to become a party to the Intercreditor Agreement on behalf of such New Claimholders and to act as the First Lien Collateral Agent on behalf of such New Claimholders;

(ii) acknowledges on behalf of itself and the other New Claimholders that the obligations under the Senior Secured Notes Documents constitute First Lien Obligations for all purposes of the Intercreditor Agreement; and

(iii) accepts and acknowledges the terms of the Intercreditor Agreement applicable to the First Lien Claimholders and agrees on its own behalf and on behalf of the other New Claimholders to be bound by the terms thereof applicable to holders of First Lien Obligations, with all the rights, duties and obligations of the First Lien Claimholders under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if they had been named as First Lien Claimholders on the effective date of the Intercreditor Agreement; and

(iv) accepts and acknowledges the terms of the Intercreditor Agreement appli-cable to the First Lien Collateral Agent and agrees on its own behalf and on behalf of the other New Claimholders to be bound by the terms thereof applicable to the First Lien Collateral Agent, with all the rights, duties and obligations of the First Lien Collateral Agent under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if it had been named as the First Lien Collateral Agent on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

U.S. Bank National Association

100 Wall Street

16th Floor

New York, New York 10005

Attention: Corporate Trust Services

Fax: (212) 361-6153

Telephone: (212) 361-6187

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed by its authorized officer as of the 22nd day of December 2009.

U.S. BANK NATIONAL ASSOCIATION,
as U.S. Collateral Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Second Lien Collateral Agent

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS, INC.

By:
Name:
Title:

Signature Page to New Debt Notice and Joinder Agreement

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
Name:
Title:

TRESCOM U.S.A., INC.

By:
Name:
Title:

LEAST COST ROUTING, INC.

By:
Name:
Title:

iPRIMUS U.S.A., INC.

By:
Name:
Title:

iPRIMUS.COM, INC.

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS IHC, INC.

By:
Name:
Title:

Signature Page to New Debt Notice and Joinder Agreement